EXHIBIT 32.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER
     In connection with the Quarterly Report of American Commercial Lines Inc. (the “Company”) on Form 10-Q for the period ending September 30, 2010, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Michael P. Ryan, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:
          (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
          (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Michael P. Ryan
Michael P. Ryan,
President and Chief Executive Officer

     November 5, 2010